 EXHIBIT 32

TO SECTION 906 OF THE SARBANES-OXLEY ACT

CERTIFICATION

The undersigned hereby certify that the Quarterly Report on Form 10-Q for the period ended June 30, 2010 of BNL FINANCIAL CORPORATION (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BNL FINANCIAL CORPORATION and will be retained by BNL FINANCIAL CORPORATION and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is not “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section.  This Certification is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

BNL FINANCIAL CORPORATION

Date: August 13, 2010	By:	/s/ Wayne E. Ahart
	Name:	Wayne E. Ahart
	Title:	Chief Executive Officer

BNL FINANCIAL CORPORATION

Date: August 13, 2010	By:	/s/ Barry N. Shamas
	Name:	Barry N. Shamas
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer